UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 3, 2007

Ashworth, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14547	84-1052000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2765 Loker Avenue West, Carlsbad, California		92010
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	760-438-6610

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

Ashworth, Inc. (the "Company") entered into an Amendment No. 1 (the "Amendment") dated as of
July 3, 2007 with Computershare Trust Company, N.A., as successor Rights Agent, to its Amended and Restated Rights Agreement dated as of February 22, 2000 (the "Rights Agreement") with American Securities Transfer & Trust, Inc. The Amendment pertains to (a) David M. Meyer, who is currently a member of the Company’s board of directors, and his affiliates and persons with whom he is a beneficial owner (as such terms are defined in the Rights Agreement) (the "Core Meyer Group") , (b) each person who was (for any length of time) a member of the Core Meyer Group on or after July 3, 2007 and (c) any person who is a beneficial owner with or affiliate of any member of the Core Meyer Group or any person described in clause (b) above (collectively, the "Meyer Group").

The Amendment permits the Meyer Group to obtain beneficial ownership of up to 30% of the Company's common stock (before the Amendment, the Rights Agreement's standard threshold of 15% would have applied to the Meyer Group), provided that:

(1) each person who ceases to be a member of the Core Meyer Group does not acquire shares of the Company's common stock if, as a result, such person would become, directly or indirectly, the beneficial owner of more than the greater of (x) the percentage of the shares of the Company's common stock outstanding that such person beneficially owned immediately after it ceased to be a member of the Core Meyer Group and (y) 15% of the shares of the Company’s common stock outstanding;

(2) each person who is or ever becomes a member of the Meyer Group delivers to the Secretary of the Company, on the date that is the latest of (x) July 3, 2007, (y) the date upon which such person becomes a member of the Meyer Group, and (z) the date upon which such Person first becomes the direct beneficial owner of any shares of Common Stock, an irrevocable proxy and agreement (a) to vote the pro rata number of shares of the Company's common stock (the "Pro Rata Shares") directly beneficially owned by such person that, when aggregated with the shares of the Company's common stock beneficially owned by the entire Meyer Group, constitute in excess of 15% of the Company's common stock, (b) to covenant that such person will never acquire shares of the Company's common stock if, as a result, the number of shares of the Company's common stock directly or indirectly beneficially owned by all members of the Meyer Group would be equal to 30% or more of the shares of common stock outstanding and (c) if such person was previously a member of the Core Meyer Group, to covenant that such person will comply with the restriction described above in requirement (1) on increasing ownership of the Company's common stock after ceasing to be a member of the Core Meyer Group;

(3) no member of the Meyer Group votes its Pro Rata Shares in opposition to a recommendation of the board of directors of the Company; and

(4) no member of the Meyer Group takes any legal action in a court of law to contest the validity of the irrevocable proxy and agreement.

The irrevocable proxy and agreement is to remain in effect until termination of the Rights Agreement. If the Meyer Group fails (for any reason and without regard to the fault or lack of fault of any particular member of the Meyer Group) to comply with requirements (1), (2), (3) or (4) above, then the members of the Meyer Group may not vote any of their shares of Company common stock in opposition to recommendations of the board of directors, without the approval of the Company. If the Meyer Group meets or exceeds the 30% maximum ownership threshold described above while in compliance with requirements (1), (2), (3) and (4) above, the Meyer Group will have five days after written notice from the Company to reduce its ownership level below the 30% threshold. Should the Meyer Group fail to do so (for any reason and without regard to the fault or lack of fault of any particular member of the Meyer Group), or fail to comply with requirements (1), (2), (3) or (4) as described above, the members would cease to be covered by the provisions of the Amendment allowing them to obtain beneficial ownership of up to 30% of the voting power of the Company's common stock, and the remaining provisions of the Rights Agreement would apply (including the Rights Agreement's standard threshold of 15%).

The description of the Amendment and the Rights Agreement provided above is qualified in its entirety by reference to the full texts of the Amendment (including the form of irrevocable proxy and agreement) and the Rights Agreement, which are attached hereto as Exhibit 4.1 and attached as Exhibit 4.1 to the Company's current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2000, respectively. The Amendment and the Rights Agreement are incorporated into this Item 1.01 by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 1.01 of this Form 8-K is hereby incorporated into this Item 3.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
The following exhibit is filed with this current report on Form 8-K:

4.1 Amendment No. 1 dated as of July 3, 2007 by and between Ashworth, Inc. and Computershare Trust Company, N.A. to Amended and Restated Rights Agreement dated as of February 22, 2000 by and between Ashworth, Inc. and American Securities Transfer & Trust, Inc.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ashworth, Inc.

July 3, 2007	By:	Peter M. Weil

Name: Peter M. Weil
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1 dated as of July 3, 2007 by and between Ashworth, Inc. and Computershare Trust Company, N.A. to Amended and Restated Rights Agreement dated as of February 22, 2000 by and between Ashworth, Inc. and American Securities Transfer & Trust, Inc.